Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2016

ALISO VIEJO, CA  – November 1, 2016 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2016.

Third Quarter 2016 Operational Results (as compared to Third Quarter 2015):

•	Net income decreased 37.5% to $39.4 million.
•	Income attributable to common stockholders per diluted share decreased 42.9% to $0.16.
•	Comparable Hotel RevPAR increased 2.2% to $174.44.
•

Comparable Hotel Adjusted EBITDA Margin,  excluding prior year property tax adjustments, net increased 120 basis points to 32.6%. Excluding the impact related to the end of the ground rent abatement at the Hilton San Diego Bayfront, Comparable Hotel Adjusted EBITDA Margin, excluding prior year property tax adjustments, net would have increased by 170 basis points.

•	Adjusted EBITDA decreased 6.6% to $87.9 million.
•	Adjusted FFO attributable to common stockholders per diluted share decreased 8.3% to $0.33.

John Arabia,  President and Chief Executive Officer, stated, “Our portfolio performed in line with our expectations in the third quarter, and our profitability was higher than expected due to lower-than-anticipated costs at both the property and corporate level.  In continuation of the trends witnessed in the first half of the year, corporate transient rate growth remains challenging, despite high occupancy levels, resulting in modest overall revenue growth. Furthermore, while long-term group bookings remain healthy, near-term group bookings, particularly from corporate clients, have moderated.”  Mr. Arabia continued, “Despite current headwinds, our strong balance sheet, significant liquidity and embedded growth from our recent redevelopment investments provide Sunstone with ample strength and flexibility to take advantage of the current operating environment.”

UNAUDITED SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	Change		2016	2015	Change

Net Income	$39.4	$63.1	(37.5)%		$106.4	$117.9	(9.8)%
Income Attributable to Common Stockholders per Diluted Share	$0.16	$0.28	(42.9)%		$0.41	$0.50	(18.0)%

Total Portfolio Hotel RevPAR	$173.34	$171.72	0.9%		$167.25	$166.30	0.6%
Comparable Hotel RevPAR	$174.44	$170.65	2.2%		$165.95	$163.33	1.6%

Comparable Hotel Occupancy	86.9%	85.9%	100	bps	83.7%	83.5%	20	bps
Comparable Hotel ADR	$200.74	$198.66	1.0%		$198.27	$195.61	1.4%

Comparable Hotel Adjusted EBITDA Margin	32.6%	31.4%	120	bps	30.8%	31.0%	(20)	bps

Adjusted EBITDA	$87.9	$94.2	(6.6)%		$250.9	$270.3	(7.2)%
Adjusted FFO Attributable to Common Stockholders	$71.1	$74.8	(4.8)%		$198.6	$209.4	(5.2)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.33	$0.36	(8.3)%		$0.92	$1.01	(8.9)%

Disclosures regarding the non-GAAP financial measures in this release are included on pages 5 through 7. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 10 through 14 of this release. Comparable Hotel Adjusted EBITDA Margin excludes prior year property tax adjustments, net.

The Company’s actual results for the quarter ended September 30, 2016 compare to its guidance originally provided as follows:

Metric	Quarter Ended September 30, 2016 Guidance (1)	Quarter Ended September 30, 2016 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Net Income ($ millions)	$32 to $35	$39	+$5
Total Portfolio Hotel RevPAR Growth	0.0% to + 2.0%	0.9%	-0.1%
Comparable Hotel RevPAR Growth (2)	+ 1.5% to + 3.5%	2.2%	-0.3%
Adjusted EBITDA ($ millions)	$83 to $86	$88	+$3
Adjusted FFO Attributable to Common Stockholders ($ millions)	$66 to $69	$71	+$3
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.31 to $0.32	$0.33	+$0.015
Diluted Weighted Average Shares Outstanding	215,700,000	215,700,000	̶

(1)	Represents guidance presented on August 8, 2016.
(2)	Comparable Hotel RevPAR Growth excludes the Wailea Beach Marriott Resort & Spa due to the hotel’s repositioning during 2016.

Balance Sheet/Liquidity Update

As of September 30, 2016, the Company had $434.4 million of cash and cash equivalents, including restricted cash of $67.2 million.

As of September 30, 2016, the Company had total assets of $3.7 billion, including $3.2 billion of net investments in hotel properties, total consolidated debt of $1.0 billion and stockholders’ equity of $2.5 billion.

Capital Improvements

The Company invested $39.8 million into capital improvements of its portfolio during the three months ended September 30, 2016.  During the third quarter 2016, the Company incurred total revenue displacement of approximately $6.2 million at the Wailea Beach Marriott Resort & Spa.  In 2016, the Company expects to invest approximately $180.0 million into its portfolio,  with the majority of that investment going to complete its two repositionings at the Boston Park Plaza and the Wailea Beach Marriott Resort & Spa. The Company expects $11.0 million to  $13.0 million of revenue displacement, and $9.5 million to $11.5 million of EBITDA displacement in 2016, resulting from the completion of the Wailea Beach Marriott Resort & Spa repositioning. In addition to displacement at the

Wailea Beach Marriott Resort & Spa, the Company expects $2.5 million to $3.5 million of revenue displacement resulting from the completion of the Boston Park Plaza repositioning.

2016 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account the impact of any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, severance costs associated with restructuring hotel services, early lease termination costs,  prior year property tax assessments or credits, debt repurchases/repayments, perpetual preferred redemptions or unannounced financings during 2016.

For the fourth quarter of 2016, the Company expects:

Metric	Quarter Ended December 31, 2016 Guidance (1)
Net Income ($ millions)	$16 to $20
Total Portfolio Hotel RevPAR Growth	- 2.0% to 0.0%
Comparable Hotel RevPAR Growth (2)	- 2.5% to - 0.5%
Adjusted EBITDA ($ millions)	$69 to $73
Adjusted FFO Attributable to Common Stockholders ($ millions)	$52 to $56
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.24 to $0.26
Diluted Weighted Average Shares Outstanding	215,800,000

For the full year of 2016, the Company expects:

Metric	Prior Full Year 2016 Guidance (3)	Current Full Year 2016 Guidance (1)	Change in Full Year 2016 Guidance Midpoint
Net Income ($ millions)	$119 to $133	$123 to $127	- $1
Total Portfolio Hotel RevPAR Growth	0.0% to + 2.0%	- 0.5% to + 0.5%	- 1.0%
Comparable Hotel RevPAR Growth (2)	+ 0.5% to + 2.5%	+ 0.5% to + 1.5%	- 0.5%
Adjusted EBITDA ($ millions)	$318 to $332	$320 to $324	- $3
Adjusted FFO Attributable to Common Stockholders ($ millions)	$249 to $262	$250 to $254	- $4
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$1.16 to $1.22	$1.16 to $1.18	- $0.02
Diluted Weighted Average Shares Outstanding	215,000,000	215,000,000	̶

(1)	See pages 12 and 13 for detailed reconciliations of Net Income to non-GAAP financial measures.
(2)	Comparable Hotel RevPAR Growth excludes the Wailea Beach Marriott Resort & Spa due to the hotel’s repositioning during 2016.
(3)	Represents guidance presented on August 8, 2016.

Fourth quarter and full year 2016 guidance are based in part on the following assumptions:

•

Full year revenue displacement of $11.0 million to $13.0 million, related to the repositioning at the Wailea Beach Marriott Resort & Spa, which is expected to negatively impact full year Total Portfolio Hotel RevPAR by 75 to 100 basis points.

•	Guarantee payment of $5.0 million related to the Wailea Beach Marriott Resort & Spa recorded in the fourth quarter.
•

Full year Comparable Hotel Adjusted EBITDA Margin reduction of approximately 75 to 25 basis points, which excludes the Wailea Beach Marriott Resort & Spa and any guarantee payments, but does reflect the impact related to the end of the ground rent abatement at the Hilton San Diego Bayfront.

•	Full year consolidated EBITDA includes approximately $6.0 million of expense related to the end of the ground rent abatement at the Hilton San Diego Bayfront.
•	Full year corporate overhead expense (excluding deferred stock amortization and one-time expenses related to acquisition closing costs) of approximately $19.0 million to $20.0 million.
•	Full year amortization of deferred stock compensation expense of approximately $7.1 million.
•

Full year interest expense of approximately $59.7 million to $59.8 million, including approximately $2.2 million in amortization of deferred financing fees and $7.8 million of noncash interest related to loss on derivatives, and excluding approximately $1.5 million of capital lease obligation interest.

•

Full year expense of approximately $2.6 million in one-time costs related to property-level restructuring, severance, management transition and lease termination costs, the majority of which occurred during the first and second quarters. These expenses have been excluded from both Adjusted EBITDA and Adjusted FFO attributable to common stockholders.

•

Full year total preferred dividends of $11.9 million, which includes the Series D, Series E and Series F cumulative redeemable preferred stock, but excludes the $4.1 million redemption charge on the Series D.

Dividend Update

As previously disclosed, the Company expects to declare a fourth quarter “catch-up” dividend to holders of record on December 31, 2016 of approximately $0.50 to $0.55 per share of common stock, payable in January 2017. The fourth quarter “catch-up” dividend is expected to be paid in cash. The Company expects to declare the final amount of its fourth quarter “catch-up” dividend in December 2016. The level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

On October 28, 2016, the board of directors declared a cash dividend of $0.434375 per share payable to its Series E cumulative redeemable preferred stockholders and $0.403125 per share payable to its Series F cumulative redeemable preferred stockholders. The dividends will be paid on January  17, 2017 to stockholders of record as of December 31, 2016.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter 2016 financial results on November 2, 2016, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-800-723-6604 (for domestic callers) or 1-785-830-7977 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of November 1, 2016 has interests in 28 hotels comprised of 13,666 rooms. Sunstone’s hotels are primarily in the urban and resort upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton,  Hyatt and Fairmont. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by producing superior long-term returns. Our values include transparency, trust, ethical conduct, communication and discipline. As demand for lodging generally fluctuates with the overall economy, we seek to employ a balanced strategy focused on long-term value creation.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,”  “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession, changes in the European Union or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; terrorist attacks or civil unrest,  which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of November 1, 2016, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization, or EBITDA; Adjusted EBITDA (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders;  Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDA; and hotel Adjusted EBITDA margin.  These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders,  hotel Adjusted EBITDA and hotel Adjusted EBITDA margin as calculated by us, may not be comparable to other companies that do not define such terms exactly the same as the Company does. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and Adjusted EBITDA are commonly used measures of performance in many industries. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also believe the use of EBITDA and Adjusted EBITDA facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. In addition, certain covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions.

Historically, we have adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of “FFO applicable to common shares.” This may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDA and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDA or Adjusted FFO attributable to common stockholders:

•

Amortization of favorable and unfavorable contracts:  we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Marriott Resort & Spa. We exclude the noncash amortization of favorable and unfavorable contracts because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

•

Ground rent adjustments: we exclude the noncash expense incurred from straight-lining our ground lease obligations as this expense does not reflect the actual rent amounts due to the respective lessors in the current period and is of lesser significance in evaluating our actual performance for the current period.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions classified as a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

•

Noncontrolling interests: we deduct the noncontrolling partner’s pro rata share of any EBITDA or FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership,  as well as any preferred dividends earned by preferred investors in an entity that owned the Doubletree Guest Suites Times Square, including related administrative fees, prior to the hotel’s sale in December 2015.

•

Cumulative effect of a change in accounting principle:  from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

•

Impairment losses: we exclude the effect of impairment losses because we believe that including them in Adjusted EBITDA and Adjusted FFO attributable to common stockholders is not consistent with reflecting the ongoing performance of our remaining assets.

•

Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: executive severance costs; lawsuit settlement costs; prior year property tax assessments or credits; property-level restructuring, severance and management transition costs; lease terminations; and any gains or losses we have recognized on sales or redemptions of assets other than real estate investments.

In addition, to derive Adjusted EBITDA we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. We also include an adjustment for the cash ground lease expense recorded on the Hyatt Chicago Magnificent Mile’s building lease. Upon acquisition of this hotel, we determined that the building lease was a capital lease, and, therefore, we include a portion of the capital lease payment each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the actual rent due to the hotel’s lessor in the current period, as well as the operating performance of the Hyatt Chicago Magnificent Mile.  We  also exclude the effect of gains and losses on the disposition of depreciable assets because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect its market value.

To derive Adjusted FFO attributable to common stockholders,  we also exclude the noncash gains or losses on our derivatives, as well as any federal and state taxes associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments. We believe that these items are not reflective of our ongoing finance costs.

In presenting hotel  Adjusted EBITDA and hotel  Adjusted EBITDA margins, the revenue and expense items associated with BuyEfficient prior to its sale in September 2015 and other miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDA results in a more accurate presentation of the hotel Adjusted EBITDA margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 27 comparable hotel portfolio is comprised of our total portfolio with the exception of the Wailea Beach Marriott Resort & Spa due to its extensive repositioning disruption during the fourth quarter of 2015 as well as all of 2016. We believe that providing comparable hotel data is useful to us and to investors in evaluating our operating performance because this measure helps us and investors evaluate and compare the results of our operations from period to period by removing the fluctuations caused by any acquisitions or dispositions, as well as by those hotels that we classify as held for sale, those hotels that are undergoing a material renovation or repositioning and those hotels whose room counts have materially changed during either the current or prior year. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Reconciliations of net income to EBITDA, Adjusted EBITDA, FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders are set forth on pages 10 and 11. Reconciliations and the components of hotel Adjusted EBITDA and hotel  Adjusted EBITDA margin are set forth on page 14.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$367,117	$499,067
Restricted cash	67,248	76,180
Accounts receivable, net	46,260	32,024
Inventories	1,365	1,395
Prepaid expenses	10,973	10,879
Total current assets	492,963	619,545

Investment in hotel properties, net	3,234,814	3,229,010
Deferred financing fees, net	2,593	4,310
Other assets, net	9,091	10,386

Total assets	$3,739,461	$3,863,251

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$37,020	$30,193
Accrued payroll and employee benefits	22,486	28,023
Dividends and distributions payable	14,033	265,124
Other current liabilities	44,372	41,877
Current portion of notes payable, net	251,276	85,776
Total current liabilities	369,187	450,993

Notes payable, less current portion, net	748,767	1,010,819
Capital lease obligations, less current portion	15,574	15,575
Other liabilities	42,677	34,744
Total liabilities	1,176,205	1,512,131

Commitments and contingencies	—	—

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
8.0% Series D Cumulative Redeemable Preferred Stock, zero shares issued and outstanding at September 30, 2016, and 4,600,000 shares issued and outstanding at December 31, 2015, stated at liquidation preference of $25.00 per share	—	115,000
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at September 30, 2016 and zero shares issued and outstanding at December 31, 2015, stated at liquidation preference of $25.00 per share	115,000	—
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at September 30, 2016 and zero shares issued and outstanding at December 31, 2015, stated at liquidation preference of $25.00 per share	75,000	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 216,509,093 shares issued and outstanding at September 30, 2016 and 207,604,391 shares issued and outstanding at December 31, 2015	2,165	2,076
Additional paid in capital	2,540,782	2,458,889
Retained earnings	753,725	652,704
Cumulative dividends and distributions	(973,105)	(927,868)
Total stockholders' equity	2,513,567	2,300,801
Noncontrolling interest in consolidated joint venture	49,689	50,319
Total equity	2,563,256	2,351,120

Total liabilities and equity	$3,739,461	$3,863,251

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues
Room	$217,672	$233,787	$629,145	$666,756
Food and beverage	68,899	68,371	221,431	219,820
Other operating	16,733	22,437	49,180	61,671
Total revenues	303,304	324,595	899,756	948,247
Operating expenses
Room	54,624	58,332	160,185	169,742
Food and beverage	49,174	50,381	154,042	153,412
Other operating	4,328	5,605	12,516	16,073
Advertising and promotion	15,015	15,325	45,285	46,252
Repairs and maintenance	10,876	11,859	33,139	34,798
Utilities	8,252	9,374	23,114	26,736
Franchise costs	9,408	10,591	27,402	30,009
Property tax, ground lease and insurance	20,944	25,649	61,941	72,413
Property general and administrative	35,003	37,828	107,698	109,384
Corporate overhead	6,392	6,046	19,918	27,222
Depreciation and amortization	40,442	41,331	121,169	122,911
Total operating expenses	254,458	272,321	766,409	808,952
Operating income	48,846	52,274	133,347	139,295
Interest and other income	283	576	1,127	3,350
Interest expense	(11,136)	(16,405)	(47,018)	(51,020)
Loss on extinguishment of debt	—	—	(259)	(2)
Gain on sale of assets	—	11,682	18,223	11,682
Income before income taxes and discontinued operations	37,993	48,127	105,420	103,305
Income tax benefit (provision)	1,434	(938)	959	(1,256)
Income from continuing operations	39,427	47,189	106,379	102,049
Income from discontinued operations, net of tax	—	15,895	—	15,895
Net income	39,427	63,084	106,379	117,944
Income from consolidated joint ventures attributable to noncontrolling interests	(2,053)	(1,982)	(5,358)	(6,643)
Preferred stock dividends and redemption charge	(3,207)	(2,300)	(12,756)	(6,900)
Income attributable to common stockholders	$34,167	$58,802	$88,265	$104,401

Basic and diluted per share amounts:
Income from continuing operations attributable to common stockholders	$0.16	$0.20	$0.41	$0.42
Income from discontinued operations, net of tax	—	0.08	—	0.08
Basic and diluted income attributable to common stockholders per common share	$0.16	$0.28	$0.41	$0.50

Basic and diluted weighted average common shares outstanding	215,413	207,604	214,565	207,264

Distributions declared per common share	$0.05	$0.05	$0.15	$0.15

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income	$39,427	$63,084	$106,379	$117,944
Operations held for investment:
Depreciation and amortization	40,442	41,331	121,169	122,911
Amortization of lease intangibles	62	1,027	189	3,084
Interest expense	11,136	16,405	47,018	51,020
Income tax (benefit) provision	(1,434)	938	(959)	1,256
Noncontrolling interests:
Income from consolidated joint ventures attributable to noncontrolling interests	(2,053)	(1,982)	(5,358)	(6,643)
Depreciation and amortization	(872)	(865)	(2,607)	(2,566)
Interest expense	(424)	(386)	(1,251)	(1,149)
Discontinued operations:
Income tax provision	—	105	—	105
EBITDA	86,284	119,657	264,580	285,962

Operations held for investment:
Amortization of deferred stock compensation	1,539	824	5,616	5,505
Amortization of favorable and unfavorable contracts, net	327	43	342	(136)
Noncash straight-line lease expense	465	496	1,413	1,491
Capital lease obligation interest - cash ground rent	(351)	(351)	(1,053)	(1,053)
Loss (gain) on sale of assets, net	8	(11,707)	(18,226)	(11,708)
Severance costs associated with sale of BuyEfficient	—	1,636	—	1,636
Loss on extinguishment of debt	—	—	259	2
Gain on redemption of note receivable	—	—	—	(939)
Prior year property tax adjustments, net	(239)	(765)	(4,279)	(865)
Property-level restructuring, severance and management transition costs	18	474	1,578	1,157
Lease termination costs	—	—	1,000	300
Costs associated with CEO severance	—	—	—	5,257
Noncontrolling interests:
Noncash straight-line lease expense	(113)	(113)	(338)	(338)
Discontinued operations:
Gain on sale of assets	—	(16,000)	—	(16,000)
	1,654	(25,463)	(13,688)	(15,691)

Adjusted EBITDA	$87,938	$94,194	$250,892	$270,271

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to FFO  Attributable to Common Stockholders and

Adjusted FFO  Attributable to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income	$39,427	$63,084	$106,379	$117,944
Preferred stock dividends and redemption charge	(3,207)	(2,300)	(12,756)	(6,900)
Operations held for investment:
Real estate depreciation and amortization	40,296	40,921	120,715	121,708
Amortization of lease intangibles	62	1,027	189	3,084
Loss (gain) on sale of assets, net	8	(11,707)	(18,226)	(11,708)
Noncontrolling interests:
Income from consolidated joint ventures attributable to noncontrolling interests	(2,053)	(1,982)	(5,358)	(6,643)
Real estate depreciation and amortization	(872)	(865)	(2,607)	(2,566)
Discontinued operations:
Gain on sale of assets	—	(16,000)	—	(16,000)
FFO attributable to common stockholders	73,661	72,178	188,336	198,919

Operations held for investment:
Write-off of deferred financing fees	—	—	—	455
Amortization of favorable and unfavorable contracts, net	327	43	342	(136)
Noncash straight-line lease expense	465	496	1,413	1,491
Noncash interest related to (gain) loss on derivatives, net	(1,374)	2	7,810	12
Loss on extinguishment of debt	—	—	259	2
Gain on redemption of note receivable	—	—	—	(939)
Prior year property tax adjustments, net	(239)	(765)	(4,279)	(865)
Property-level restructuring, severance and management transition costs	18	474	1,578	1,157
Lease termination costs	—	—	1,000	300
Income tax benefit related to reversal of uncertain tax liabilities	(1,596)	—	(1,596)	—
Preferred stock redemption charge	—	—	4,052	—
Costs associated with CEO severance	—	—	—	5,257
Amortization of deferred stock compensation associated with CEO severance	—	—	—	1,623
Severance costs associated with sale of BuyEfficient	—	1,636	—	1,636
Income tax provision related to gain on sale of BuyEfficient	—	720	—	720
Noncontrolling interests:
Noncash straight-line lease expense	(113)	(113)	(338)	(338)
Noncash interest related to loss on derivative	—	(1)	—	(3)
Discontinued operations:
Income tax provision	—	105	—	105
	(2,512)	2,597	10,241	10,477

Adjusted FFO attributable to common stockholders	$71,149	$74,775	$198,577	$209,396

FFO attributable to common stockholders per diluted share	$0.34	$0.35	$0.88	$0.96

Adjusted FFO attributable to common stockholders per diluted share	$0.33	$0.36	$0.92	$1.01

Basic weighted average shares outstanding	215,413	207,604	214,565	207,264
Shares associated with unvested restricted stock awards	288	218	165	265
Diluted weighted average shares outstanding	215,701	207,822	214,730	207,529

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Fourth Quarter 2016

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Quarter Ended
	December 31, 2016
	Low	High

Net income	$16,300	$20,300
Depreciation and amortization	40,800	40,900
Amortization of lease intangibles	100	100
Interest expense	12,700	12,800
Income tax provision	200	200
Noncontrolling interest	(2,700)	(2,900)
Amortization of deferred stock compensation	1,500	1,500
Noncash straight-line lease expense	500	500
Capital lease obligation interest - cash ground rent	(400)	(400)
Adjusted EBITDA	$69,000	$73,000

Reconciliation of Net Income to Adjusted FFO  Attributable to Common Stockholders

Net income	$16,300	$20,300
Preferred stock dividends	(3,200)	(3,200)
Real estate depreciation and amortization	40,500	40,700
Amortization of lease intangibles	100	100
Noncontrolling interest	(2,300)	(2,500)
Noncash straight-line lease expense	500	500
Adjusted FFO attributable to common stockholders	$51,900	$55,900

Adjusted FFO attributable to common stockholders per diluted share	$0.24	$0.26

Diluted weighted average shares outstanding	215,800	215,800

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2016

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended
	December 31, 2016
	Low	High

Net income	$122,700	$126,700
Depreciation and amortization	162,000	162,100
Amortization of lease intangibles	300	300
Interest expense	59,700	59,800
Income tax benefit	(800)	(800)
Noncontrolling interest	(12,200)	(12,400)
Amortization of deferred stock compensation	7,100	7,100
Noncash straight-line lease expense	2,300	2,300
Capital lease obligation interest - cash ground rent	(1,500)	(1,500)
Gain on sale of assets, net	(18,200)	(18,200)
Loss on extinguishment of debt	300	300
Prior year property tax adjustments, net	(4,300)	(4,300)
Property-level restructuring, severance, management transition and lease termination costs	2,600	2,600
Adjusted EBITDA	$320,000	$324,000

Reconciliation of Net Income to Adjusted FFO  Attributable to Common Stockholders

Net income	$122,700	$126,700
Preferred stock dividends	(11,900)	(11,900)
Real estate depreciation and amortization	161,200	161,400
Amortization of lease intangibles	300	300
Noncontrolling interest	(10,800)	(11,000)
Noncash straight-line lease expense	2,300	2,300
Noncash interest related to loss on derivatives, net	7,800	7,800
Gain on sale of assets, net	(18,200)	(18,200)
Loss on extinguishment of debt	300	300
Prior year property tax adjustments, net	(4,300)	(4,300)
Property-level restructuring, severance, management transition and lease termination costs	2,600	2,600
Income tax benefit related to reversal of uncertain tax liabilities	(1,600)	(1,600)
Adjusted FFO attributable to common stockholders	$250,400	$254,400

Adjusted FFO attributable to common stockholders per diluted share	$1.16	$1.18

Diluted weighted average shares outstanding	215,000	215,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Comparable Hotel Adjusted EBITDA and Margins

(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Comparable Hotel Adjusted EBITDA Margin (1)	32.7%	31.7%	31.3%	31.1%
Comparable Hotel Adjusted EBITDA Margin, excluding prior year property tax adjustments, net (2)	32.6%	31.4%	30.8%	31.0%

Total revenues	$303,304	$324,595	$899,756	$948,247
Non-hotel revenues (3)	210	(2,076)	(10)	(6,217)
Total Actual Hotel Revenues	303,514	322,519	899,746	942,030
Non-comparable hotel revenues (4)	(10,934)	(14,467)	(43,492)	(49,848)
Sold hotel revenues (5)	—	(22,627)	(4,846)	(59,232)
Total Comparable Hotel Revenues	$292,580	$285,425	$851,408	$832,950

Net income	$39,427	$63,084	$106,379	$117,944
Non-hotel revenues (3)	210	(2,076)	(10)	(6,217)
Non-hotel operating expenses (6)	306	4,120	940	9,229
Property-level restructuring, severance and management transition costs (7)	18	474	1,578	1,157
Lease termination costs (7)	—	—	1,000	300
Corporate overhead	6,392	6,046	19,918	27,222
Depreciation and amortization	40,442	41,331	121,169	122,911
Interest and other income	(283)	(576)	(1,127)	(3,350)
Interest expense	11,136	16,405	47,018	51,020
Loss on extinguishment of debt	—	—	259	2
Gain on sale of assets	—	(11,682)	(18,223)	(11,682)
Income tax (benefit) provision	(1,434)	938	(959)	1,256
Income from discontinued operations, net of tax	—	(15,895)	—	(15,895)
Actual Hotel Adjusted EBITDA	96,214	102,169	277,942	293,897
Non-comparable hotel Adjusted EBITDA (4)	(656)	(4,119)	(9,843)	(17,526)
Sold hotel Adjusted EBITDA (5)	—	(7,565)	(1,404)	(16,912)
Comparable Hotel Adjusted EBITDA	95,558	90,485	266,695	259,459
Prior year property tax adjustments, net (8)	(239)	(765)	(4,279)	(865)
Comparable Hotel Adjusted EBITDA, excluding prior year property tax adjustments, net (2)	$95,319	$89,720	$262,416	$258,594

* Footnotes on page 15

(1)	Comparable Hotel Adjusted EBITDA Margin is calculated as Comparable Hotel Adjusted EBITDA divided by Total Comparable Hotel Revenues.
(2)

Comparable Hotel Adjusted EBITDA Margin, excluding prior year property tax adjustments, net is calculated as Comparable Hotel Adjusted EBITDA, excluding prior year property tax adjustments, net divided by Total Comparable Hotel Revenues.

(3)

Non-hotel revenues represent revenues generated by BuyEfficient prior to its sale in September 2015, as well as the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Marriott Resort & Spa.

(4)

Includes hotel revenues and Adjusted EBITDA generated by the Wailea Beach Marriott Resort & Spa, which is classified as non-comparable due to its extensive repositioning during the fourth quarter of 2015, as well as all of 2016.

(5)

Includes hotel revenues and Adjusted EBITDA generated during the Company's ownership period for the Sheraton Cerritos, sold on May 10, 2016, and the Doubletree Guest Suites Times Square, sold on December 18, 2015. EBITDA for the Doubletree Guest Suites Times Square has been adjusted to exclude the amortization of lease intangibles as well as the noncash straight-line lease expense.

(6)

Non-hotel operating expenses represent expenses generated by BuyEfficient prior to its sale in September 2015, as well as the following: the amortization of lease intangibles; the amortization of a favorable management agreement; noncash straight-line lease expense; and capital lease obligation interest - cash ground rent.

(7)

Property-level restructuring, severance and management transition costs for the three months ended September 30, 2016 include the following severance costs: Marriott Boston Long Wharf $45,000; Renaissance Washington DC $(10,000); and Wailea Beach Marriott Resort & Spa $(17,000). Property-level restructuring, severance and management transition costs for the nine months ended September 30, 2016 include the following severance costs: Hilton Times Square $0.5 million; Hyatt Regency San Francisco $0.9 million; Marriott Boston Long Wharf $45,000; Renaissance Washington DC $(10,000); and Wailea Beach Marriott Resort & Spa $0.1 million. Property-level restructuring, severance and management transition costs for the three months ended September 30, 2015 include the following: Hilton New Orleans St. Charles $0.1 million; Marriott Philadelphia $20,000; and Renaissance Washington DC $0.4 million. Property-level restructuring, severance and management transition costs for the nine months ended September 30, 2015 include the following: Boston Park Plaza $0.7 million; Hilton New Orleans St. Charles $0.1 million; Marriott Philadelphia $20,000; and Renaissance Washington DC $0.4 million. Lease termination costs for the nine months ended September 30, 2016 include $1.0 million at the Wailea Beach Marriott Resort & Spa. Lease termination costs for the nine months ended September 30, 2015 include $0.3 million at the Boston Park Plaza.

(8)

Prior year property tax adjustments, net for the three months ended September 30, 2016 and 2015 exclude the additional net benefit of $0.2 million and $0.8 million, respectively. For the nine months ended September 30, 2016 and 2015, prior year property tax adjustments, net include the additional net benefit of $4.3 million and $0.9 million, respectively.